UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2025

Super League Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Colorado Avenue Suite, 100E
Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLE	Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

See Item 2.03, below, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 12, 2025 (the “Diagonal Effective Date”), the Company and 1800 Diagonal Lending, LLC, a Virginia limited liability company, or registered assigns (“Diagonal”) entered into a Securities Purchase Agreement (the “Diagonal Agreement”), pursuant to which the Company issued a Convertible Promissory Note (the “Diagonal Note”) in the principal amount of $145,200 (the “Diagonal Principal”), for which the Diagonal Note, among other things, (a) matures on February 15, 2026 (unless otherwise accelerated upon an Event of Default (as defined below)) (the “Diagonal Maturity Date”), (b) accrues interest at a rate of 10% per annum on the unpaid principal balance from the date the Diagonal Note was issued (the “Diagonal Issuance Date”) until the principal and interest becomes due and payable, whether on the Maturity Date or upon acceleration by prepayment or otherwise, (c) interest begins to accrue on the Diagonal Issuance Date but shall not be payable until the Diagonal Note becomes payable, and (d) interest will accrue at a rate of 22% per annum for any amount of principal or interest which is not paid as required under the Diagonal Note, or during an Event of Default.

Pursuant to the Diagonal Note, Diagonal has the right, from time to time, and at any time, during the period beginning on the date which is 180 days from the Diagonal Effective Date and ending on the earlier of (a) the Diagonal Maturity Date, or (b) the date of payment of the Default Amount, each in respect of the remaining outstanding amount of the Diagonal Note into fully paid and non-assessable shares of Common Stock at a price equal to 75% multiplied by the Market Price (as defined below) (the “Conversion Price”).  For purposes of the Diagonal Note: (x) the “Market Price” means the lowest Trading Price for the Company’s Common Stock during the 10 trading ending on the latest complete trading day prior to the Diagonal Conversion Date; (y) the “Trading Price” means the closing price (or bid, if applicable) of the Company’s Common Stock as listed (or quoted, as applicable) on the principal securities exchange or trading market where it is listed or traded; and (z) the “Diagonal Conversion Date” means the date specified in the applicable notice of conversion, delivered to the Company by Diagonal in accordance with the Diagonal Note.

Pursuant to the Diagonal Note, the following events, among other things, constitute an Event of Default: (i) failure to pay principal and interest when due; (ii) the Company fails to issue shares of Common Stock upon exercise of Diagonal’s conversion rights under the Diagonal Note; (iii) the Company’s breach of any material covenant or other material term or condition in the Diagonal note or the Diagonal Agreement, and such breach continues for a period of 20 business days after written notice from Diagonal; (iv) any breach of the representations and warranties set forth in both the Diagonal Agreement and the Diagonal Note; (v) the Company institutes any assignment for the benefit of creditors, or applies for or consents to the appointment of a receiver or trustee for it or for a substantial part of its property or business; (vi) the Company institutes, or any proceeding is instated against the Company, relating to any bankruptcy, insolvency, reorganization, or liquidation proceedings; (vii) the Company fails to maintain the listing of its Common Stock on the Nasdaq Capital Market or on the Over The Counter boards or an equivalent exchange; (viii) the Company failing to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or ceases to be subject to the reporting requirements of the Exchange Act; (ix) the Company institutes any dissolution, liquidation, or winding up of the Company or any substantial portion of its business; (x) the restatement of any financial statements filed by the Company with the Securities and Exchange Commission, if the result of such restatement would have constituted a material adverse effect on the rights of Diagonal; (xi) the Company proposes to replace its transfer agent and fails to provide a fully executed irrevocable transfer agent instructions signed by the successor transfer agent; and (xii) a breach or default by the Company of any covenant or other term or condition contained in any other agreement by the Company, after the passage of all applicable notice and cure or grace periods (each individually an “Event of Default”, and collectively, “Events of Default”).

Upon the occurrence and during the continuation of any Event of Default that is enumerated in Section 3.2 of the Diagonal Note, the Diagonal Note shall become immediately due and payable, and the Company shall pay to Diagonal an amount equal to the Default Amount (as defined below), multiplied by two.  For other Events of Default not enumerated in Section 3.2 of the Diagonal Note, the Diagonal Note shall become immediately due and payable in an amount equal to 150% times the sum of (a) the then outstanding principal amount of the Diagonal Note, plus (b) accrued and unpaid interest on the unpaid principal amount of the Diagonal Note to the date of payment, plus (c) Default Interest, if any, on the amounts referred to in clauses (a) and/or (b), plus (d) any amounts owed to Diagonal pursuant to Sections 1.3 and 1.4(g) of the Diagonal Note (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (b), (c) and (d) shall collectively be known as the “Default Amount”) and all other amounts payable under the Diagonal Note shall immediately become due and payable, together with all costs, including, without limitation, legal fees and expenses, of collection, and Diagonal shall be entitled to exercise all other rights and remedies available at law or in equity.

Pursuant to the Diagonal Note, Diagonal is prohibited from converting any portion of the Note that, if such conversion was effectuated, would cause the Company to issue to the Lender shares of the Company’s common stock in excess of 19.99% of the issued and outstanding shares of common stock  immediately prior to the issuance of the Note.

The Diagonal Note was issued with an Original Issue Discount of 4.75% (the “OID”), with net proceeds to the Company of $125,000 after giving deducting the OID, reimbursement of Diagonal’s expenses in an amount equal to $7,000, and other estimated offering expenses.  The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The foregoing descriptions of the Diagonal Note and the Diagonal Agreement are qualified in their entirety by reference to the full text of each document, copies of which are filed as Exhibits 4.1 and 10.1, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.03, above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description
4.1	Convertible Promissory Note issued by Super League Enterprise, Inc., to 1800 Diagonal Lending, LLC, on May 12, 2025
10.1	Securities Purchase Agreement, dated May 12, 2025, by and between Super League Enterprise, Inc., and 1800 Diagonal Lending, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Enterprise, Inc.

Date: May 16, 2025	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer